SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                   FORM 8-K/A

                                 CURRENT REPORT

                                 Amendment No. 1

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 10, 2001


                          THE CHALONE WINE GROUP, LTD.

             (Exact name of registrant as specified in its charter)


         CALIFORNIA                   0-13406                     94-1696731
________________________________________________________________________________
(State or other jurisdiction        (Commission                (I.R.S Employer
    of incorporation)               File Number)             Identification No.)


                                621 Airpark Road
                             Napa, California 94558

          (Address of principal executive offices, including zip code) Registrant's telephone number, including area code: (707) 254-4200


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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

(a) On December 10, 2001, the audit committee recommended and the Board of Directors approved the engagement of Moss Adams LLP as its independent auditors for the fiscal year ending December 31, 2001 to replace the firm of Deloitte & Touche, LLP who was dismissed as auditors of the Company.

The reports of Deloitte & Touche, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

In connection with the audits of the Company's financial statements for the fiscal years ended March 31, 2001 and 2000, and for the subsequent interim period from April 1, 2001 through December 10, 2001, there were no disagreements with Deloitte & Touche, LLP on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of Deloitte & Touche, LLP would have caused Deloitte & Touche, LLP to make reference to the matter in their report. The Company has requested Deloitte & Touche, LLP to furnish it a letter addressed to the Commission stating whether it agrees with the above statements. A copy of that letter, dated December 27, 2001 is filed as Exhibit 16.1 to this Form 8-K/A.

(b) The Company engaged Moss Adams LLP as its new independent accountants as of December 10, 2001. Prior to this date, the Company did not consult with Moss Adams LLP regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) any other matter that was the subject of a disagreement between the Company and its former auditor as defined in paragraph 304(a)(1)(iv) of Regulation S-K.


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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

16.1 Letter from Deloitte & Touche dated December 27, 2001


                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    THE CHALONE WINE GROUP, LTD.



Date: December 27, 2001             By: /s/ SHAWN CONROY BLOM
                                        _____________________________
                                        Shawn Conroy Blom
                                        Vice President of Finance and
                                        Chief Financial Officer




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                                  EXHIBIT INDEX



Exhibit
Number           Description
_______          ___________

16.1             Letter from Deloitte & Touche dated December 27, 2001